Exhibit 99.1

Net 1 Reports Third Quarter 2021 Results

JOHANNESBURG, May 6, 2021 - Net 1 UEPS Technologies, Inc. (Nasdaq: UEPS; JSE: NT1) today released results for the third fiscal quarter ended March 31, 2021.

Recent Developments:

  Net increase of approximately 27,000 EasyPay Everywhere (EPE) account holders;
  Non-cash increase of $10.8 million, before tax effect, in the fair value of investment in MobiKwik;
  Sale of entire interest in Bank Frick for $30 million;
  Reduction of IPG operating loss from $3.2 million in Q2, 2021, to $1.2 million in Q3, 2021, excluding the impact of the $3.6 million once-off payment to terminate all arrangements with Bank Frick and settle all related liabilities, of which $1.4 million and 2.2 million was expensed during Q2, 2021 and Q3, 2021, respectively;
  At March 31, 2021, unrestricted cash of $208 million and no debt;
  Revenue of $28.8 million, a  decrease of 17% from Q3 2020;
  Operating loss of $(14.3) million;
  GAAP EPS of $(0.11) and Fundamental EPS of $(0.24); and
  Adjusted EBITDA loss of $(12.8) million, flat compared to Q2 2021.

"We have made a lot of operational progress over the past quarter in exiting our loss-making European operations and preparing the South African operations for significant account growth," said Alex Smith, Net1's interim CEO and CFO. "We are making progress in our mission of driving financial inclusion for the underserved market having recently hired a new dynamic, highly accomplished and experienced CEO of Net1 Southern Africa, Lincoln Mali, who is well respected and experienced in the South African financial services and banking industry. Our new strategy, mission and leadership has also enabled us to attract some amazing new talent among the senior management ranks," he concluded.

Summary Financial Metrics

	Q3 2021	Q3 2020	Q2 2021	Q3 '21 vs Q3 '20	Q3 '21 vs Q2 '21	Q3 '21 vs Q3 '20	Q3 '21 vs Q2 '21
		(as restated)(1)
(All figures in USD '000s except per share data)	USD '000's (except per share data)			% change in USD		% change in ZAR
Revenue	28,828	34,614	32,305	(17%)	(11%)	(19%)	(14%)

GAAP operating loss	(14,292)	(14,212)	(15,205)	1%	(6%)	(2%)	(9%)

Adjusted EBITDA (loss)(2)	(12,823)	(6,423)	(12,792)	100%	0%	94%	(3%)

GAAP (loss) earnings per share ($)	(0.11)	(0.61)	(0.08)	(82%)	38%	(82%)	33%
Continuing	(0.11)	(0.85)	(0.08)	(87%)	38%	(87%)	33%
Discontinued	-	0.24	-	nm	nm	nm	nm

Fundamental loss per share ($)(2)	(0.24)	(0.11)	(0.24)	118%	-	112%	(3%)

Fully-diluted shares outstanding ('000's)	56,921	56,803	56,641	0%	0%	nm	nm

Average period USD/ ZAR exchange rate	14.96	15.37	15.47	(3%)	(3%)	nm	nm

	F2021	F2020	F2021 vs F2020	F2021 vs F2020
		(as restated)(1)
(All figures in USD '000s except per share data)	USD '000's (except per share data)		% change in USD	% change in ZAR
Revenue	96,269	119,748	(20%)	(19%)

GAAP operating loss	(40,272)	(31,068)	30%	31%

Adjusted EBITDA (loss)(2)	(35,438)	(17,399)	104%	106%

GAAP (loss) earnings per share ($)	(0.70)	(0.69)	1%	2%
Continuing	(0.70)	(1.03)	(32%)	(31%)
Discontinued	-	0.34	nm	nm

Fundamental loss per share ($)(2)	(0.71)	(0.22)	223%	226%

Fully-diluted shares outstanding ('000's)	56,895	56,646	0%	nm

Average period USD/ ZAR exchange rate	16.12	15.96	1%	nm

(1) 2020 has been restated to correct an error with respect to the recognition of certain revenue and related cost of goods sold, IT processing, servicing and support. The financial information for the three and nine months ended March 31, 2020, has been restated with the effect of decreasing revenue by $1.9 million and $5.3 million, respectively. Refer to Note 1 to our unaudited condensed consolidated financial statements.

(2) Adjusted EBITDA (loss), fundamental loss and fundamental loss per share are non-GAAP measures and are described below under "Use of Non-GAAP Measures-EBITDA and Adjusted EBITDA, and -Fundamental net (loss) income and fundamental (loss) earnings per share." See Attachment B for a reconciliation of GAAP operating loss to EBITDA (loss) and Adjusted EBITDA (loss), and GAAP net loss to fundamental net loss and loss per share.

Business update related to COVID-19 pandemic

The COVID-19 pandemic did not impact our South African operations as severely during the three and nine months ended March 31, 2021, compared to the last four months of the year ended June 30, 2020. South Africa has been at an adjusted Level 1 since March 1, 2021. On December 28, 2020, the country moved back to Level 3 restrictions which remained in place through to February 28, 2021. South Africa operates with a five-level COVID-19 alert system, with Level 1 being the least restrictive and Level 5 being the most restrictive. The country went into lockdown (Level 5) towards the end of March 2020 and gradually eased restrictions for the remainder of the 2020 calendar year (to Level 4 from May 1, to Level 3 from June 1, to Level 2 from August 18 and to Level 1 from September 21). The increase at the end of December 2020 back to Level 3 was in response to a second wave of infections, which was more severe than the first wave. The South Africa government commenced its vaccination program in early calendar 2021, with a stated goal of vaccinating 67% of the South African population by the end of calendar year. With the winter months approaching, there are concerns over the potential for a third wave, particularly as there have been several delays in the vaccination program to date.

Factors impacting comparability of our Q3 2021 and Q3 2020 results

• Lower revenue: Our revenues decreased 19% in ZAR primarily due to fewer prepaid airtime and hardware sales and lower account fee revenue;

• Ongoing operating losses: Operating costs are largely in line with the prior period in ZAR due to the largely fixed cost nature of the cost base. As a result, we continue to experience operating losses because of depressed revenues;

• Once-off termination payment: During Q3 2021, we made a payment of $3.6 million to the Frick Family Foundation to terminate all existing arrangements with Bank Frick and settle all liabilities related to IPG's activities with Bank Frick;

• Non-cash increase in fair value of MobiKwik: We recorded a non-cash fair value gain during Q3 2021 of $10.8 million related to the change in fair value of MobiKwik; and

• Foreign exchange movements: The U.S. dollar was 3% weaker against the ZAR during Q3 2021, which impacted our reported results.

Results of Operations by Segment and Liquidity

Processing

Segment revenue, excluding IPG, was $18.7 million in Q3 2021, down  13% compared with Q3 2020 and down  7% compared with Q2 2021 on a constant currency basis. Excluding IPG, segment revenue decreased primarily due to fewer prepaid airtime sales and a reduction in volume-driven transaction fees. Excluding IPG, Processing's operating loss has been impacted by lower revenue and by an increase in transaction-based costs. Our revenue for Q3 2020 was adversely impacted by ZAR 8.2 million ($0.5 million) as a result of the COVID-19 pandemic as we were unable to charge certain cash withdrawal fees to customers as a result of the lockdown during the last few days of March 2020. Our operating loss for the Q3 2020 also includes the impact of the $6.4 million impairment losses. IPG's operating loss for the quarter primarily related to the closure of its operations, which is at an advanced stage, and we expect reduced operating losses and cash burn going forward. Our operating loss margin (calculated as operating (loss) income divided by revenue) for Q3 2021 and 2020 was  (57.7%) and  (56.1%), respectively. Excluding IPG, our operating loss margin for the Processing segment was  (39.9%) and  (44.1%) during the Q3 2021 and 2020, respectively. Excluding the impairment losses, our operating loss and operating loss margin for the Processing segment was $6.1 million and  (27.4%), respectively, during Q3 2020.

Financial services

Segment revenue was $10.2 million in Q3 2021, down  15% on a constant currency basis compared with Q3 2020 and up from $9.7 million compared to Q2 2021. Segment revenue decreased due to lower account fee revenue and a modest reduction in lending revenue, whilst insurance revenues increased compared to the prior period. The increase in operating loss is primarily due to the lower account fee revenue and the increase in insurance-related claims experienced this quarter attributed to the second wave of the pandemic. Our operating loss margin for the Q3 2021 and 2020 was  (20.7%) and  (14.6%), respectively.

Technology

Segment revenue was $2.0 million in Q3 2021, down  51%, compared with Q3 2020, and down  57% compared with Q2 2021 on a constant currency basis. Segment revenue decreased significantly due to fewer hardware sales from one product line compared to the prior period, though partially offset by increases in other hardware product lines. Operating income for Q3 2021 was directly impacted by the lower revenue compared with fiscal 2020. Our operating income margin for the Technology segment was  6.5% and  23.4% during Q3 2021 and 2020, respectively.

Corporate/eliminations

Our corporate expenses for fiscal 2020 includes a $0.7 million impairment loss and net unrealized foreign exchange gains of $1.9 million compared with net unrealized foreign exchange gains of $0.6 million recorded in fiscal 2021.

Cash flow and liquidity

At March 31, 2021, our cash and cash equivalents were $207.8 million and comprised of U.S. dollar-denominated balances of $171.2 million, ZAR-denominated balances of ZAR 0.5 billion ($34.1 million), and other currency deposits, primarily Botswana pula, of $2.4 million, all amounts translated at exchange rates applicable as of March 31, 2021. The decrease in our unrestricted cash balances from June 30, 2020, was primarily due to the payment of Federal income taxes, weak trading activities and an increase in our lending book, which was partially offset by the receipt of the outstanding proceeds related to the sale of our Korean business, receipt of proceeds related to the disposal of Bank Frick and the receipt of the outstanding loan related to the disposal of our remaining interest in DNI.

Excluding the impact of income taxes, cash used in operating activities during Q3 2021 was impacted by the cash losses incurred by the majority of our continuing operations. Net cash used in operating activities during Q3 2020 includes the contribution from our Korean operations for January and February 2020. Capital expenditures for Q3 2021 and 2020 were $0.6 million and $1.0 million, respectively.

Conference Call

We will host a conference call to review these results on May 7, 2021, at 8:00 a.m. Eastern Time. To participate in the call, dial 1-508-924-4326 (US and Canada), 0333-300-1418 (U.K. only) or 010-201-6800 (South Africa only) ten minutes prior to the start of the call. Callers should request "Net1 call" upon dial-in. The call will also be webcast on the Net1 homepage, www.net1.com. Please click on the webcast link at least ten minutes prior to the call. A webcast of the call will be available for replay on the Net1 website.

Participants are now able to pre-register for the May 7, 2021, conference call by navigating to https://www.diamondpass.net/ 9167989. Participants utilizing this pre-registration service will receive their dial-in number upon registration.

Use of Non-GAAP Measures

U.S. securities laws require that when we publish any non-GAAP measures, we disclose the reason for using these non-GAAP measures and provide reconciliations to the most directly comparable GAAP measures. The presentation of EBITDA, adjusted EBITDA, fundamental net (loss) income and fundamental (loss) earnings per share and headline (loss) earnings per share are non-GAAP measures.

EBITDA and adjusted EBITDA

Earnings before interest, tax, depreciation and amortization ("EBITDA") is GAAP operating (loss) income adjusted for depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net (loss) income and fundamental (loss) earnings per share

Fundamental net (loss) income and (loss) earnings per share is GAAP net (loss) income and (loss) earnings per share adjusted for the amortization of acquisition-related intangible assets (net of deferred taxes), stock-based compensation charges, and unusual non-recurring items, including costs related to acquisitions and transactions consummated or ultimately not pursued.

Fundamental net (loss) income and (loss) earnings per share for fiscal 2021 also includes adjustments related to changes in the fair value of equity securities, loss on disposal of equity-accounted investments, impairment losses related to our equity-accounted investment and the deferred tax liability reversal related to the impairment of the equity-accounted investment, and fiscal 2020 also includes an adjustment for the impairment losses related to our equity-accounted investments, the gain related to the disposal of Net1 Korea, the gain related to the disposal of FIHRST, interest related to SASSA implementation costs refund.

Management believes that the EBITDA, adjusted EBITDA, fundamental net (loss) income and (loss) earnings per share metrics enhance its own evaluation, as well as an investor's understanding, of our financial performance. Attachment B presents the reconciliation between GAAP operating income and EBITDA and adjusted EBITDA; and GAAP net (loss) income and (loss) earnings per share and fundamental net (loss) income and (loss) earnings per share.

Headline (loss) earnings per share ("H(L)EPS")

The inclusion of H(L)EPS in this press release is a requirement of our listing on the JSE. H(L)EPS basic and diluted is calculated using net (loss) income which has been determined based on GAAP. Accordingly, this may differ to the headline (loss) earnings per share calculation of other companies listed on the JSE as these companies may report their financial results under a different financial reporting framework, including but not limited to, International Financial Reporting Standards.

H(L)EPS basic and diluted is calculated as GAAP net (loss) income adjusted for the impairment losses related to our equity-accounted investments, loss on disposal of equity-accounted investments, the gain related to the disposal of Net1 Korea. gain on disposal of FIHRST, and (profit) loss on sale of property, plant and equipment. Attachment C presents the reconciliation between our net (loss) income used to calculate (loss) earnings per share basic and diluted and HE(L)PS basic and diluted and the calculation of the denominator for headline diluted (loss) earnings per share.

About Net1

Net1 is a South African-focused financial technology company with a presence in Africa and Asia. Net1 utilizes its proprietary banking and payment technology to distribute low-cost financial and value-added services to underserved consumers and small businesses. The Company also provides transaction processing services, including being a payment processor and bill payment platform in South Africa. Net1 leverages its strategic investments in banks, telecom and mobile payment technology companies to further expand its product offerings or to enter new markets.

Net1 has a primary listing on NASDAQ (NasdaqGS: UEPS) and a secondary listing on the Johannesburg Stock Exchange (JSE: NT1). Visit www.net1.com for additional information about Net1.

Forward-Looking Statements

This announcement contains forward-looking statements that involve known and unknown risks and uncertainties. A discussion of various factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed in such forward-looking statements are included in our filings with the Securities and Exchange Commission. We undertake no obligation to revise any of these statements to reflect future events.

Investor Relations Contact:
Dara Dierks

Managing Director - ICR

Email: net1IR@icrinc.com

Media Relations Contact:

Bridget von Holdt

Business Director - BCW

Phone: +27-82-610-0650

Email: Bridget.vonholdt@bcw-global.com

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Operations
	Unaudited		Unaudited
	Three months ended		Nine months ended
	March 31,		March 31,
	2021	2020	2021	2020
		(as restated)(A)		(as restated)(A)
	(In thousands)		(In thousands)

REVENUE	$28,828	$34,614	$96,269	$119,748

EXPENSE

Cost of goods sold, IT processing, servicing and support	23,096	23,883	73,895	81,335
Selling, general and administration	18,892	17,454	59,517	59,494
Depreciation and amortization	1,132	1,153	3,129	3,651
Impairment loss	-	6,336	-	6,336

OPERATING LOSS	(14,292)	(14,212)	(40,272)	(31,068)

CHANGE IN FAIR VALUE OF EQUITY SECURITIES	10,814	-	25,942	-

GAIN ON DISPOSAL OF FIHRST	-	-	-	9,743

LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT - BANK FRICK	472	-	472	-

LOSS ON DISPOSAL OF EQUITY-ACCOUNTED INVESTMENT	-	-	13	-

INTEREST INCOME	606	570	1,934	2,015

INTEREST EXPENSE	744	1,886	2,168	6,362

LOSS BEFORE INCOME TAX EXPENSE	(4,088)	(15,528)	(15,049)	(25,672)

INCOME TAX EXPENSE	2,171	640	4,549	2,317

NET LOSS BEFORE EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	(6,259)	(16,168)	(19,598)	(27,989)

EARNINGS (LOSS) FROM EQUITY-ACCOUNTED INVESTMENTS	55	(32,193)	(20,098)	(30,624)

NET LOSS FROM CONTINUING OPERATIONS	(6,204)	(48,361)	(39,696)	(58,613)

NET INCOME FROM DISCONTINUED OPERATIONS	-	747	-	6,402
GAIN FROM DISPOSAL OF DISCONTINUED OPERATION, net of tax	-	12,733	-	12,733

NET LOSS	(6,204)	(34,881)	(39,696)	(39,478)

NET (LOSS) INCOME ATTRIBUTABLE TO NET1	(6,204)	(34,881)	(39,696)	(39,478)
Continuing	(6,204)	(48,361)	(39,696)	(58,613)
Discontinued	$-	$13,480	$-	$19,135

Net (loss) earnings per share, in United States dollars:
Basic (loss) earnings attributable to Net1 shareholders	$(0.11)	$(0.61)	$(0.70)	$(0.69)
Continuing	$(0.11)	$(0.85)	$(0.70)	$(1.03)
Discontinued	$-	$0.24	$-	$0.34
Diluted (loss) earnings attributable to Net1 shareholders	$(0.11)	$(0.61)	$(0.70)	$(0.69)
Continuing	$(0.11)	$(0.85)	$(0.70)	$(1.03)
Discontinued	$-	$0.24	$-	$0.34

(A) 2020 has been restated to correct an error with respect to the recognition of certain revenue and related cost of goods sold, IT processing, servicing and support. The financial information for the three and nine months ended March 31, 2020, has been restated with the effect of decreasing revenue by $1.9 million and $5.3 million, respectively.

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Consolidated Balance Sheets
	Unaudited	(A)
	March 31,	June 30,
	2021	2020
	(In thousands, except share data)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$207,814	$217,671
Restricted cash	19,016	14,814
Accounts receivable, net of allowance of - March: $428; June: $253 and other receivables	26,488	43,068
Finance loans receivable, net of allowance of - March: $2,289; June: $7,658	20,599	15,879
Inventory	20,267	19,860
Total current assets before settlement assets	294,184	311,292
Settlement assets	2,054	8,014
Total current assets	296,238	319,306
PROPERTY, PLANT AND EQUIPMENT, net of accumulated depreciation of - March: $36,296; June: $29,524	8,079	6,656
OPERATING LEASE RIGHT-OF-USE	4,870	5,395
EQUITY-ACCOUNTED INVESTMENTS	19,857	65,836
GOODWILL	28,141	24,169
INTANGIBLE ASSETS, net of accumulated amortization of - March: $29,835; June: $27,325	437	612
DEFERRED INCOME TAXES	383	358
OTHER LONG-TERM ASSETS, including reinsurance assets	58,447	31,346
TOTAL ASSETS	416,452	453,678

LIABILITIES
CURRENT LIABILITIES
Short-term credit facilities for ATM funding	11,395	14,814
Accounts payable	6,785	6,287
Other payables	23,224	23,779
Operating lease liability - current	2,945	2,251
Income taxes payable	797	16,157
Total current liabilities before settlement obligations	45,146	63,288
Settlement obligations	2,054	8,015
Total current liabilities	47,200	71,303
DEFERRED INCOME TAXES	5,517	1,859
OPERATING LEASE LIABILITY - LONG TERM	2,111	3,312
OTHER LONG-TERM LIABILITIES, including insurance policy liabilities	2,240	2,012
TOTAL LIABILITIES	57,068	78,486
COMMITMENTS AND CONTINGENCIES	-	-
REDEEMABLE COMMON STOCK	84,979	84,979

EQUITY
NET1 EQUITY:
COMMON STOCK
Authorized: 200,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: March: $56,626,060; June: $57,118,925	80	80
PREFERRED STOCK
Authorized shares: 50,000,000 with $0.001 par value;
Issued and outstanding shares, net of treasury: March: -; June: -	-	-
ADDITIONAL PAID-IN-CAPITAL	302,476	301,489
TREASURY SHARES, AT COST: March: $24,891,292; June: $24,891,292	(286,951)	(286,951)
ACCUMULATED OTHER COMPREHENSIVE LOSS	(146,174)	(169,075)
RETAINED EARNINGS	404,974	444,670
TOTAL NET1 EQUITY	274,405	290,213
NON-CONTROLLING INTEREST	-	-
TOTAL EQUITY	274,405	290,213

TOTAL LIABILITIES, REDEEMABLE COMMON STOCK AND SHAREHOLDERS' EQUITY	$416,452	$453,678
(A) Derived from audited consolidated financial statements.

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows
	Unaudited		Unaudited
	Three months ended		Nine months ended
	March 31,		March 31,
	2021	2020	2021	2020
	(In thousands)		(In thousands)

Cash flows from operating activities
Net loss	$(6,204)	$(34,881)	$(39,696)	$(39,478)
Depreciation and amortization	1,132	3,157	3,129	12,303
Impairment loss	-	6,336	-	6,336
Movement in allowance for doubtful accounts receivable	299	277	913	360
(Earnings) Loss from equity-accounted investments	(55)	32,193	20,098	30,624
Movement in allowance for doubtful loans	-	99	739	719
Change in fair value of equity securities	(10,814)	-	(25,942)	-
Fair value adjustment related to financial liabilities	(475)	(987)	1,201	(753)
Interest payable	(25)	597	(46)	1,755
Gain on disposal of Net1 Korea	-	(12,733)	-	(12,733)
Gain on disposal of FIHRST	-	-	-	(9,743)
Loss on disposal of equity-accounted investment - Bank Frick	472	-	472	-
Loss on disposal of equity-accounted investment	-	-	13	-
(Profit) Loss on disposal of property, plant and equipment	(142)	108	600	(95)
Stock-based compensation charge	245	347	876	1,170
Dividends received from equity accounted investments	-	677	125	2,125
Decrease in accounts receivable and finance loans receivable	5,786	10,596	4,230	13,697
Decrease (Increase) in inventory	428	(5,041)	2,642	(18,036)
Decrease in accounts payable and other payables	(894)	(4,396)	(4,393)	(4,660)
Decrease in taxes payable	(160)	(131)	(15,498)	(1,087)
Increase (Decrease) in deferred taxes	2,153	(413)	424	(618)
Net cash used in operating activities	(8,254)	(4,195)	(50,113)	(18,114)

Cash flows from investing activities
Capital expenditures	(649)	(1,042)	(3,947)	(4,493)
Proceeds from disposal of property, plant and equipment	254	59	345	362
Proceeds from disposal of equity-accounted investment - Bank Frick	18,568	-	18,568	-
Proceeds from disposal of Net1 Korea, net of cash disposed	-	192,619	20,114	192,619
Transaction costs paid related to disposal of Net1 Korea	-	(7,458)	-	(7,458)
Proceeds from disposal of DNI as equity-accounted investment	-	-	6,010	-
Proceeds from disposal of FIHRST, net of cash disposed	-	-	-	10,895
Investment in equity-accounted investments	-	(1,250)	-	(2,500)
Loan to equity-accounted investment	-	(99)	(1,238)	(711)
Repayment of loans by equity-accounted investments	-	-	134	4,268
Net change in settlement assets	745	864	6,190	(9,274)
Net cash provided by investing activities	18,918	183,693	46,176	183,708

Cash flows from financing activities
Proceeds from bank overdraft	55,280	193,723	261,759	585,273
Repayment of bank overdraft	(103,195)	(226,699)	(268,303)	(605,253)
Proceeds from issue of shares	35	-	53	-
Proceeds from disgorgement of shareholders' short-swing profits	-	-	124	-
Long-term borrowings utilized	-	-	-	14,798
Repayment of long-term borrowings	-	-	-	(11,313)
Guarantee fee	-	-	-	(148)
Finance lease capital repayments	-	(17)	-	(69)
Net change in settlement obligations	(745)	(864)	(6,190)	9,274
Net cash used in financing activities	(48,625)	(33,857)	(12,557)	(7,438)

Effect of exchange rate changes on cash	(2,263)	(20,060)	10,839	(19,007)
Net (decrease) increase in cash, cash equivalents and restricted cash	(40,224)	125,581	(5,655)	139,149
Cash, cash equivalents and restricted cash - beginning of period	267,054	135,079	232,485	121,511
Cash, cash equivalents and restricted cash - end of period	$226,830	$260,660	$226,830	$260,660

Net 1 UEPS Technologies, Inc.

Attachment A

Operating segment revenue, operating (loss) income and operating (loss) margin:

Three months ended March 31, 2021 and 2020 and December 31, 2020

				Change - actual		Change - constant exchange rate(1)
	Q3 '21	Q3 '20	Q2 '21	Q3 '21 vs Q3 '20	Q3 '21 vs Q2 '21	Q3 '21 vs Q3 '20	Q3 '21 vs Q2 '21
Key segmental data, in '000, except margins		(as restated)(A)
Revenue:
Processing	$18,747	$22,078	$19,990	(15%)	(6%)	(17%)	(9%)
IPG	6	1,164	478	(99%)	(99%)	(99%)	(99%)
All Other	18,741	20,914	19,512	(10%)	(4%)	(13%)	(7%)
Financial services	10,192	11,683	9,709	(13%)	5%	(15%)	2%
Technology	2,026	4,040	4,609	(50%)	(56%)	(51%)	(57%)
Subtotal: Operating segments	30,965	37,801	34,308	(18%)	(10%)	(20%)	(13%)
Intersegment eliminations	(2,137)	(3,187)	(2,003)	(33%)	7%	(35%)	3%
Consolidated revenue	$28,828	$34,614	$32,305	(17%)	(11%)	(19%)	(14%)

Operating (loss) income:
Processing	$(10,816)	$(12,394)	$(10,381)	(13%)	4%	(15%)	1%
IPG	(3,332)	(3,175)	(4,647)	5%	(28%)	2%	(31%)
All Other	(7,484)	(9,219)	(5,734)	(19%)	31%	(21%)	26%
Financial services	(2,111)	(1,701)	(1,071)	24%	97%	21%	91%
Technology	131	945	1,078	(86%)	(88%)	(87%)	(88%)
Subtotal: Operating segments	(12,796)	(13,150)	(10,374)	(3%)	23%	(5%)	19%
Corporate/Eliminations	(1,496)	(1,062)	(4,831)	41%	(69%)	37%	(70%)
Consolidated operating (loss) income	$(14,292)	$(14,212)	$(15,205)	1%	(6%)	(2%)	(9%)

Operating (loss) income margin (%)
Processing	(57.7%)	(56.1%)	(51.9%)
IPG	nm	(272.8%)	(972.2%)
All Other	(39.9%)	(44.1%)	(29.4%)
Financial services	(20.7%)	(14.6%)	(11.0%)
Technology	6.5%	23.4%	23.4%
Consolidated operating margin	(49.6%)	(41.1%)	(47.1%)

(A) - 2020 has been restated to correct an error with respect to the recognition of certain revenue and related cost of goods sold, IT processing, servicing and support.

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during Q3 2021 also prevailed during Q3 2020 and Q2 2021.

Nine months ended March 31, 2021 and 2020

			Change - actual	Change - constant exchange rate(1)
	F2021	F2020	F2021 vs F2020	F2021 vs F2020
Key segmental data, in '000, except margins		(as restated)(A)
Revenue:
Processing	$61,243	$75,395	(19%)	(18%)
IPG	1,693	2,389	(29%)	(28%)
All other	59,550	73,006	(18%)	(18%)
Financial services	28,166	38,119	(26%)	(25%)
Technology	12,846	16,139	(20%)	(20%)
Subtotal: Operating segments	102,255	129,653	(21%)	(20%)
Intersegment eliminations	(5,986)	(9,905)	(40%)	(39%)
Consolidated revenue	96,269	119,748	(20%)	(19%)

Operating (loss) income:
Processing	$(28,498)	$(23,747)	20%	21%
IPG	(10,751)	(8,068)	33%	nm
All other	(17,747)	(15,679)	13%	nm
Financial services	(5,554)	(2,605)	113%	115%
Technology	2,984	2,679	11%	12%
Subtotal: Operating segments	(31,068)	(23,673)	31%	33%
Corporate/Eliminations	(9,204)	(7,395)	24%	26%
Consolidated operating (loss) income	(40,272)	(31,068)	30%	31%

Operating (loss) income margin (%)
Processing	(46.5%)	(31.5%)
IPG	(635.0%)	(337.7%)
All other	(29.8%)	(21.5%)
Financial services	(19.7%)	(6.8%)
Technology	23.2%	16.6%
Consolidated operating margin	(41.8%)	(25.9%)

(A) - 2020 has been restated to correct an error with respect to the recognition of certain revenue and related cost of goods sold, IT processing, servicing and support.

(1) - This information shows what the change in these items would have been if the USD/ ZAR exchange rate that prevailed during fiscal 2021 also prevailed during fiscal 2020.

Earnings (Loss) from equity-accounted investments:

The table below presents the relative earnings (loss) from our equity-accounted investments:

	Q3 2021	Q3 2020	% change	F2021	F2020	% change
Bank Frick	177	(18,393)	nm	1,156	(17,924)	nm
Share of net income	177	15	1,080%	1,156	770	50%
Amortization of intangible assets, net of deferred tax	-	(147)	nm	-	(433)	nm
Impairment	-	(18,261)	nm	-	(18,261)	nm
DNI	$-	$(10,852)	nm	$-	$(9,744)	nm
Share of net income	-	1,563	nm	-	4,676	nm
Amortization of intangible assets, net of deferred tax	-	(419)	nm	-	(1,350)	nm
Impairment	-	(11,996)	nm	-	(13,070)	nm
Finbond	-	-	nm	(20,267)	491	nm
Share of net (loss) income	-	-	nm	(2,617)	491	nm
Impairment	-	-	nm	(17,650)	-	nm
Other	(122)	(2,948)	(96%)	(987)	(3,447)	(71%)
Share of net loss	(122)	(448)	(73%)	(439)	(947)	(54%)
Impairment	-	(2,500)	nm	(548)	(2,500)	(78%)
Earnings (Loss) from equity-accounted investments	$55	$(32,193)	nm	$(20,098)	$(30,624)	(34%)

Net 1 UEPS Technologies, Inc.

Attachment B

Reconciliation of GAAP operating loss to EBITDA loss and adjusted EBITDA loss:

Three and nine months ended March 31, 2021 and 2020

	Three months ended March 31,		Nine months ended March 31,
	2021	2020	2021	2020
Operating loss - GAAP	(14,292)	(14,212)	(40,272)	(31,068)

Depreciation and amortization	1,132	1,153	3,129	3,651
Impairment loss	-	6,336	-	6,336
Negative EBITDA	(13,160)	(6,723)	(37,143)	(21,081)
Transaction costs	337	300	1,705	3,682
Adjusted EBITDA loss	(12,823)	(6,423)	(35,438)	(17,399)

Reconciliation of GAAP net loss and loss per share, basic, to fundamental net loss and loss per share, basic:

Three months ended March 31, 2021 and 2020

	Net (loss) income (USD '000)		(L)PS, basic (USD)		Net (loss) income (ZAR '000)		(L)PS, basic (ZAR)
	2021	2020	2021	2020	2021	2020	2021	2020
GAAP	(6,204)	(34,881)	(0.11)	(0.61)	(92,796)	(536,006)	(1.64)	(9.43)

Change in fair value of equity securities, net	(8,543)	-			(127,783)	-
Loss on disposal of equity-accounted investment - Bank Frick	472	-			7,060	-
Stock-based compensation charge	245	347			3,665	5,332
Intangible asset amortization, net	66	983			990	15,112
Impairment of equity method investment	-	32,277			-	495,990
Gain on discontinued operation	-	(12,733)			-	(195,664)
Impairment loss	-	6,336			-	97,363
Intangible asset amortization, net related to equity accounted investments	-	566			-	8,698
Interest related to SASSA implementation costs refund	-	509			-	7,822
Transaction costs	337	300			5,041	4,610
Fundamental	(13,627)	(6,296)	(0.24)	(0.11)	(203,823)	(96,743)	(3.60)	(1.70)

Nine months ended March 31, 2021 and 2020

	Net (loss) income (USD '000)		(L) EPS, basic (USD)		Net (loss) income (ZAR '000)		(L)EPS, basic (ZAR)
	2021	2020	2021	2020	2021	2020	2021	2020
GAAP	(39,696)	(39,478)	(0.70)	(0.69)	(639,798)	(630,053)	(11.27)	(11.12)

Impairment of equity method investments	18,198	32,084			281,729	512,048
Reversal of deferred taxes related to impairment of equity method investment	(1,353)	-			(22,633)	-
Change in fair value of equity securities, net	(20,494)	-			(330,313)	-
Transaction costs	1,705	2,876			27,480	45,900
Stock-based compensation charge	876	1,170			14,119	18,673
Loss on disposal of equity-accounted investment - Bank Frick	472	-			7,607	-
Intangible asset amortization, net	184	3,768			2,971	60,123
Gain on discontinued operation	-	(12,733)			-	(203,214)
Gain on disposal of FIHRST	-	(9,743)			-	(155,494)
Impairment loss	-	6,336			-	101,120
Intangible asset amortization, net related to equity accounted investments	-	1,783			-	28,456
Interest related to SASSA implementation costs refund	-	1,498			-	23,909
Fundamental	(40,095)	(12,439)	(0.71)	(0.22)	(658,628)	(198,532)	(11.60)	(3.50)

Net 1 UEPS Technologies, Inc.

Attachment C

Reconciliation of net loss used to calculate loss per share basic and diluted and headline loss per share basic and diluted:

Three months ended March 31, 2021 and 2020

	2021	2020

Net loss (USD'000)	(6,204)	(34,881)
Adjustments:
Loss on disposal of equity-accounted investment - Bank Frick	430	-
Impairment of equity method investments	-	32,757
Gain on disposal of discontinued operation	-	(21,377)
Impairment loss	-	6,336
(Profit) Loss on sale of property, plant and equipment	(142)	108
Tax effects on above	40	(30)

Net loss used to calculate headline loss (USD'000)	(5,876)	(17,087)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	56,646	56,803

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	56,921	56,803

Headline loss per share:
Basic, in USD	(0.10)	(0.30)
Diluted, in USD	(0.10)	(0.30)

Nine months ended March 31, 2021 and 2020

	2021	2020

Net loss (USD'000)	(39,696)	(39,478)
Adjustments:
Impairment of equity method investments	18,198	33,831
Loss on disposal of equity-accounted investment - Bank Frick	430	-
Gain on disposal of discontinued operation	-	(21,377)
Gain on disposal of FIHRST	-	(9,607)
Impairment loss	-	6,336
Loss (Profit) on sale of property, plant and equipment	600	(95)
Tax effects on above	(1,521)	27

Net loss used to calculate headline loss (USD'000)	(21,989)	(30,363)

Weighted average number of shares used to calculate net loss per share basic loss and headline loss per share basic loss ('000)	56,803	56,646

Weighted average number of shares used to calculate net loss per share diluted loss and headline loss per share diluted loss ('000)	56,895	56,646

Headline loss per share:
Basic, in USD	(0.39)	(0.54)
Diluted, in USD	(0.39)	(0.54)

Calculation of the denominator for headline diluted loss per share

	Q3 2021	Q3 2020	F2021	F2020

Basic weighted-average common shares outstanding and unvested restricted shares expected to vest under GAAP	56,646	56,803	56,803	56,646
Effect of dilutive securities under GAAP	275	-	92	-
Denominator for headline diluted loss per share	56,921	56,803	56,895	56,646

Weighted average number of shares used to calculate headline diluted loss per share represents the denominator for basic weighted-average common shares outstanding and unvested restricted shares expected to vest plus the effect of dilutive securities under GAAP. We use this number of fully-diluted shares outstanding to calculate headline diluted loss per share because we do not use the two-class method to calculate headline diluted loss per share.